Exhibit 99.1

 NEWS

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
	Analyst Contact:	John C. Pollok (803) 765-4628

SCBT Reports Net Income of $7.0 million for the 1st Quarter of 2012;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—April 27, 2012—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period ended March 31, 2012.  Highlights of the first quarter 2012 include the following:

•                  Net income of $7.0 million, or $0.50 diluted EPS in 1Q 2012 compared to $4.8 million, or $0.35 diluted EPS in 4Q 2011 and $2.5 million, or $0.19 diluted EPS in 1Q 2011

•                  Return on average assets was 0.71% annualized 1Q 2012 compared to 0.49% in 4Q 2011 and 0.27% in 1Q 2011

•                  Return on average equity was 7.37% annualized 1Q 2012 compared to 5.00% in 4Q 2011 and 2.94% in 1Q 2011

•                  Net charge-offs of non-acquired loans decreased to 0.66% annualized for 1Q 2012, compared to 1.08% annualized for 4Q 2011 and 1.53% annualized for 1Q 2011;

•                  Non-performing Assets (NPAs):  2.26% of total assets compared to 2.44% for 4Q 2011 and 2.29% for 1Q 2011; 3.72% of loans and repossessed assets, excluding acquired assets, compared to 3.82% for 4Q 2011 and 3.83% for 1Q 2011

•                  Core deposits growth, excluding CDs, of $160.8 million, or 27.4% annualized, from 4Q 2011

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on May 25, 2012 to shareholders of record as of May 18, 2012.

First Quarter 2012 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $7.0 million, or $0.50 per diluted share for the three months ended March 31, 2012.  Driving this increase was a reduced provision for non-

acquired loan losses and reduced other real estate owned (“OREO”) write downs due to improvement in asset quality.

“We are off to a very good start in 2012, and the results our team produced were the best we have experienced in a number of years,” said Robert R. Hill, Jr., president and CEO.  These results were impacted by significant changes, improvements, and growth that our company experienced in the last year.  We experienced improvements in all asset quality metrics, with net charge-offs being 66 basis points for the quarter, the lowest since the fourth quarter of 2008.  Our bankers increased our core deposit base by more than $160 million, or 27% annualized growth during the quarter, and continue to strengthen our market share in the communities we serve.  We did experience a decline in the non-acquired loan portfolio by $33.3 million from the end of 2011, primarily in the commercial real estate portfolio.  Lastly, we announced on Tuesday that we had successfully closed the acquisition of Peoples Bancorporation, Inc. and are excited about the opportunities to expand our franchise in the fast-growing Upstate region of South Carolina.”

Asset Quality

During the first quarter of 2012, SCBT saw improvement in all asset quality metrics. These improvements were evidenced by declines in the following non-acquired categories at March 31, 2012: classified assets down to $177.5 million, loans 30-89 days past due down to $7.3 million, nonaccrual loans down to $70.0 million, and nonperforming assets down to $91.4 million.

At March 31, 2012, the allowance for non-acquired loan losses was $47.6 million or 1.95% of non-acquired period-end loans.  The current allowance for loan losses provides .68 times coverage of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired portfolio were $4.1 million for the quarter or 0.66% annualized, the lowest rate since the fourth quarter of 2008.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $39.0 million for the first quarter of 2012.  Tax-equivalent net interest margin increased 52 basis points from the first quarter of 2011 to 4.70%; however, compared to the fourth quarter of 2011, tax-equivalent net interest margin decreased 8 basis points from 4.78%.  The Company’s average yield on interest-earning assets increased 11 basis points while the average rate on interest-bearing liabilities decreased 45 basis points from the first quarter of 2011.  During the first quarter of 2012, the Company’s average total assets increased to almost $4.0 billion and average earning assets increased to $3.4 billion.  The growth in average total assets was supported by growth in average total deposits to $3.3 billion.

Noninterest Income and Expense

Noninterest income was $9.5 million in the first quarter of 2012.  The Company saw improvements in all categories of noninterest income over the comparable period of 2011 and in some categories from the fourth quarter of 2011.  These increases were partially offset by negative accretion on the FDIC indemnification asset resulting from the reduction of expected cash flows of this asset related to certain pools of CBT (including Habersham Bank) acquired loans which had improved estimated cash flows.

Noninterest expense was $35.2 million in the first quarter of 2012.  The decrease from the fourth quarter of 2012 was driven by a $2.1 million decrease in OREO expense.

Balance Sheet and Capital

In the first quarter of 2012, SCBT’s total assets exceeded the $4.0 billion benchmark for the first time.  The asset growth was driven by increases in investment securities and cash and cash equivalents.  Offsetting these increases were declines of more than $33.0 million in both the non-acquired and acquired loan portfolios from the fourth quarter of 2011.  The asset growth was supported by $102.2 million in deposit growth; an increase of $160.8 million in core deposits offset by a $59.8 million decline in CDs.

Book value per share and tangible book value per share increased to $27.51 and $22.24 per share at March 31, 2012 by $0.32 and $0.35 per share from December 31, 2011 and by $1.29 and $1.42 per share from March 31, 2011.

The total risk-based capital ratio is estimated to improve by 46 basis points from the fourth quarter of 2011, due primarily to the increase in total risk-based capital from quarterly earnings and a decrease in total risk-weighted asset base.  Tier 1 leverage ratio increased by 11 basis points for the quarter.  The Company’s capital positions remain “well-capitalized” by all measures at March 31, 2012.

“Our balance sheet and capital ratios remain strong as evidenced by the increase in our risk-based capital ratios and our tangible book value,” said John C. Pollok, COO and CFO.  “Pre-tax, pre-provision operating income remained above $13.3 million for the quarter.”

SCBT Financial Corporation will hold a conference call on April 27th at 11 a.m. ET where management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 866-328-3013.  The number for international participants is 914-495-8535.  The conference ID number is 64351991.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning April 27th by 2:00 pm Eastern Time until 11:59 p.m. on May 4th.  To listen to the replay, dial 855-859-2056 or 404-537-3406.  The passcode is 64351991.

***************

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the largest publicly traded bank headquartered in South Carolina; NCBT, a division of SCBT, N.A., and Community Bank & Trust, a division of SCBT, N.A.  Providing financial services for over 78 years, SCBT Financial Corporation operates 76 locations in 19 South Carolina counties, 10 north Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $4.5 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of acquisitions (including, among others, Peoples), including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (15) the payment of dividends on SCBT being subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (16) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$42,220	$43,825	$45,307	$43,331	$39,255	7.6%
Interest expense	3,182	3,900	4,627	5,330	6,409	-50.4%
Net interest income	39,038	39,925	40,680	38,001	32,846	18.9%
Provision for loan losses (1)	2,723	7,057	8,323	4,215	10,641	-74.4%
Noninterest income	9,473	9,663	20,791	8,792	15,873	-40.3%
Noninterest expense	35,219	36,548	37,158	35,048	34,224	2.9%
Income before provision for income taxes	10,569	5,983	15,990	7,530	3,854	174.2%
Provision for income taxes	3,541	1,154	5,658	2,612	1,338	164.6%
Net income	$7,028	$4,829	$10,332	$4,918	$2,516	179.3%

Basic weighted-average common shares	13,882,801	13,845,444	13,818,012	13,805,428	13,184,572	5.3%
Diluted weighted-average common shares	13,951,290	13,914,814	13,883,897	13,885,921	13,272,765	5.1%

Earnings per share - Basic	$0.51	$0.35	$0.75	$0.36	$0.19	168.4%
Earnings per share - Diluted	0.50	0.35	0.74	0.35	0.19	163.2%

Cash dividends declared per share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%
Dividend payout ratio (2)	49.48%	23.07%	48.39%	94.45%	424.00%	-88.3%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$7,028	$4,829	$10,332	$4,918	$2,516	179.3%
Gains on acquisitions, net of tax	—	—	(6,806)	—	(3,420)
Merger-related expense, net of tax	64	327	1,102	390	398	-84.0%
Net operating earnings (loss) (non-GAAP)	$7,092	$5,156	$4,628	$5,308	$(506)	-1501.1%

Operating earnings (loss) per share - Basic	$0.51	$0.37	$0.33	$0.38	$(0.04)	-1375.0%
Operating earnings (loss) per share - Diluted	0.51	0.37	0.33	0.38	(0.04)	-1375.0%

						First
	AVERAGE for Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$34,073	$52,743	$21,331	$13,385	$19,271	76.8%
Acquired loans, net of allowance for acquired loan losses	357,668	386,713	400,651	370,468	360,376	-0.8%
Non-acquired loans	2,456,080	2,467,363	2,444,185	2,366,905	2,310,586	6.3%
Total loans (1)	2,813,748	2,854,076	2,844,836	2,737,373	2,670,962	5.3%
FDIC receivable for loss share agreements	246,556	267,904	304,089	290,768	236,149	4.4%
Total investment securities	324,473	317,940	304,642	236,798	248,317	30.7%
Intangible assets	74,089	74,601	74,960	75,106	73,011	1.5%
Earning assets	3,371,704	3,346,444	3,319,083	3,302,888	3,229,928	4.4%
Total assets	3,957,918	3,947,773	3,935,427	3,936,572	3,795,668	4.3%
Noninterest-bearing deposits	700,438	675,998	636,883	610,109	539,329	29.9%
Interest-bearing deposits	2,570,595	2,614,304	2,641,606	2,658,638	2,611,307	-1.6%
Total deposits	3,271,033	3,290,302	3,278,489	3,268,747	3,150,636	3.8%
Federal funds purchased and repurchase agreements	229,099	194,427	195,777	224,163	226,534	1.1%
Other borrowings	46,480	46,774	47,272	46,379	48,551	-4.3%
Shareholders’ equity	383,377	382,909	380,933	369,019	347,074	10.5%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						First
	ENDING Balance					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$34,706	$45,809	$45,870	$17,956	$10,755	222.7%
Acquired loans	369,144	402,201	435,793	379,341	417,894	-11.7%
Non-acquired loans	2,437,314	2,470,565	2,461,613	2,405,613	2,348,309	3.8%
Total loans (1)	2,806,458	2,872,766	2,897,406	2,784,954	2,766,203	1.5%
FDIC receivable for loss share agreements	231,331	262,651	274,658	299,200	303,795	-23.9%
Total investment securities	357,448	324,056	321,047	249,483	233,207	53.3%
Intangible assets	73,926	74,426	74,949	74,915	75,421	-2.0%
Allowance for acquired loan losses	(34,355)	(31,620)	(29,870)	(25,545)	(25,833)	33.0%
Allowance for non-acquired loan losses (1)	(47,607)	(49,367)	(49,110)	(48,180)	(48,164)	-1.2%
Premises and equipment	93,209	94,250	90,020	90,529	87,326	6.7%
Total assets	4,046,343	3,896,557	3,935,518	3,839,935	3,962,866	2.1%
Noninterest-bearing deposits	757,777	658,454	653,923	598,112	606,140	25.0%
Interest-bearing deposits	2,598,860	2,596,018	2,633,729	2,607,716	2,713,415	-4.2%
Total deposits	3,356,637	3,254,472	3,287,652	3,205,828	3,319,555	1.1%
Federal funds purchased and repurchase agreements	235,412	180,436	184,403	187,550	206,560	14.0%
Other borrowings	46,397	46,683	46,955	46,275	46,587	-0.4%
Total liabilities	3,659,836	3,514,777	3,553,796	3,468,830	3,596,816	1.8%
Shareholders’ equity	386,507	381,780	381,722	371,105	366,050	5.6%

Common shares issued and outstanding	14,052,177	14,039,422	14,004,372	13,987,686	13,958,824	0.7%

						First
						Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
NONPERFORMING ASSETS (ENDING BALANCE)
Non-acquired
Non-acquired nonaccrual loans	$59,278	$64,170	$61,163	$57,806	$58,870	0.7%
Restructured loans	10,578	11,807	11,698	10,880	11,168	-5.3%
Other real estate owned (“OREO”) not covered under
FDIC loss share agreements	21,381	18,022	22,686	24,900	19,816	7.9%
Accruing loans past due 90 days or more	130	926	495	94	339	-61.7%
Other nonperforming assets	24	24	24	50	575	-95.8%
Total non-acquired nonperforming assets	91,391	94,949	96,066	93,730	90,768	0.7%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	61,788	65,849	79,739	74,591	77,286	-20.1%
Acquired accruing loans past due 90 days or more	—	—	—	—	—
Other nonperforming assets	215	251	347	408	308
Total acquired nonperforming assets	62,003	66,100	80,086	74,999	77,594	-20.1%
Total nonperforming assets	$153,394	$161,049	$176,152	$168,729	$168,362	-8.9%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	3.72%	3.82%	3.87%	3.86%	3.83%
Total nonperforming assets as a percentage of total assets (5)	2.26%	2.44%	2.44%	2.44%	2.29%
NPLs as a percentage of period end non-acquired loans	2.87%	3.11%	2.98%	2.86%	3.00%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	5.31%	5.45%	5.91%	5.87%	5.88%
Total nonperforming assets as a percentage of total assets	3.79%	4.13%	4.48%	4.39%	4.25%
NPLs as a percentage of period end loans	2.49%	2.68%	2.55%	2.48%	2.54%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$156,118	$166,383	$157,569	$163,856	$166,722	-6.4%
OREO and other nonperforming assets	21,405	18,046	22,710	24,950	20,391	5.0%
Total classified assets	$177,523	$184,429	$180,279	$188,806	$187,113	-5.1%

Tier 1 capital and non-acquired allowance for loan losses	$406,070	$402,470	$398,231	$388,659	$384,706	5.6%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	43.72%	45.82%	45.27%	48.58%	48.64%

Non-acquired Loans 30-89 Day Past Due	$7,290	$9,235	$8,371	$11,451	$12,420	-41.3%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						First
	Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$49,367	$49,110	$48,180	$48,164	$47,512	3.9%
Loans charged off	(5,344)	(6,846)	(7,426)	(4,574)	(9,200)	-41.9%
Overdrafts charged off	(354)	(413)	(432)	(196)	(122)	190.2%
Loan recoveries	1,424	409	569	454	456	212.3%
Overdraft recoveries	216	138	112	103	169	27.8%
Net charge-offs	(4,058)	(6,712)	(7,177)	(4,213)	(8,697)	-53.3%
Provision for loan losses on non-acquired loans	2,298	6,969	8,107	4,229	9,349	-75.4%
Balance at end of period, non-acquired loans	47,607	49,367	49,110	48,180	48,164	-1.2%
Acquired Loans:
Balance at beginning of period	31,620	29,870	25,545	25,833	—
Loans charged off	—	—	—	—	—
Loan recoveries	—	—	—	—	—
Net charge-offs	—	—	—	—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	2,735	1,750	4,325	(288)	25,833
Benefit attributable to FDIC loss share agreements	(2,310)	(1,663)	(4,109)	274	(24,541)
Net provision for loan losses on acquired loans	425	87	216	(14)	1,292
Provision for loan losses recorded through the FDIC loss share receivable	2,310	1,663	4,109	(274)	24,541
Balance at end of period, acquired loans	34,355	31,620	29,870	25,545	25,833
Balance at end of period, total allowance for loan losses	$81,962	$80,987	$78,980	$73,725	$73,997	10.8%

Total provision for loan losses charged to operations	$2,723	$7,057	$8,323	$4,215	$10,641
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.95%	2.00%	2.00%	2.00%	2.05%
Allowance for loan losses as a percentage of total loans (1)	2.92%	2.82%	2.73%	2.65%	2.68%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	68.02%	64.19%	66.95%	70.05%	68.44%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.66%	1.08%	1.16%	0.71%	1.53%

						First
						Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired loans	$369,144	$402,201	$435,793	$379,341	$417,894	-11.7%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	294,865	310,845	316,072	338,288	370,442	-20.4%
Commercial non-owner occupied	284,044	299,698	304,616	306,698	332,773	-14.6%
Total commercial non-owner occupied real estate	578,909	610,543	620,688	644,986	703,215	-17.7%
Consumer real estate:
Consumer owner occupied	407,697	391,529	394,205	367,910	339,948	19.9%
Home equity loans	258,054	264,986	264,588	263,667	263,331	-2.0%
Total consumer real estate	665,751	656,515	658,793	631,577	603,279	10.4%
Commercial owner occupied real estate	744,441	742,890	719,791	669,224	606,795	22.7%
Commercial and industrial	216,083	220,454	216,573	215,901	206,348	4.7%
Other income producing property	130,177	140,693	142,325	133,152	131,909	-1.3%
Consumer non real estate	85,350	85,342	84,972	80,072	73,464	16.2%
Other	16,603	14,128	18,471	30,701	23,299	-28.7%
Total non-acquired loans	2,437,314	2,470,565	2,461,613	2,405,613	2,348,309	3.8%
Total loans (net of unearned income) (1)	$2,806,458	$2,872,766	$2,897,406	$2,784,954	$2,766,203	1.5%

Loans held for sale	$34,706	$45,809	$45,870	$17,956	$10,755	222.7%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
SELECTED RATIOS

Return on average assets (annualized)	0.71%	0.49%	1.04%	0.50%	0.27%

Return on average equity (annualized)	7.37%	5.00%	10.76%	5.35%	2.94%

Return on average tangible equity (annualized) (non-GAAP) (10)	9.57%	6.76%	13.83%	7.16%	4.15%

Net interest margin (tax equivalent)	4.70%	4.78%	4.95%	4.70%	4.18%

Efficiency ratio (tax equivalent) (6)	72.02%	73.09%	59.97%	74.33%	70.17%

Book value per common share	$27.51	$27.19	$27.26	$26.53	$26.22

Tangible book value per common share (non-GAAP) (10)	$22.24	$21.89	$21.91	$21.18	$20.82

Common shares issued and outstanding	14,052,177	14,039,422	14,004,372	13,987,686	13,958,824

Equity-to-assets	9.55%	9.80%	9.70%	9.66%	9.24%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.87%	8.04%	7.95%	7.87%	7.48%

Tier 1 leverage (9)	9.23%	9.12%	9.04%	8.82%	9.04%

Tier 1 risk-based capital (9)	14.54%	14.09%	13.92%	13.89%	13.96%

Total risk-based capital (9)	15.82%	15.36%	15.19%	15.15%	15.23%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31, 2012			March 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$199,410	$212	0.43%	291,378	$353	0.49%
Investment securities (taxable)	300,952	2,036	2.72%	218,394	1,858	3.45%
Investment securities (tax-exempt)	23,521	195	3.33%	29,923	216	2.93%
Loans held for sale	34,073	321	3.79%	19,271	145	3.05%
Acquired loans, net of allowance for acquired loan losses	357,668	9,110	10.24%	360,376	7,044	7.93%
Non-acquired loans (1)	2,456,080	30,346	4.97%	2,310,586	29,639	5.20%
Total interest-earning assets	3,371,704	42,220	5.04%	3,229,928	39,255	4.93%

Noninterest-Earning Assets:
Cash and due from banks	92,208			80,777
Other assets	543,323			532,137
Allowance for non-acquired loan losses	(49,317)			(47,174)
Total noninterest-earning assets	586,214			565,740
Total Assets	$3,957,918			$3,795,668

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,430,819	$1,007	0.28%	$1,251,225	$2,174	0.70%
Savings deposits	268,251	146	0.22%	228,626	262	0.46%
Certificates and other time deposits	871,526	1,341	0.62%	1,131,456	3,281	1.18%
Federal funds purchased and repurchase agreements	229,099	126	0.22%	226,534	160	0.29%
Other borrowings	46,480	562	4.86%	48,551	532	4.44%
Total interest-bearing liabilities	2,846,175	3,182	0.45%	2,886,392	6,409	0.90%

Noninterest-Bearing Liabilities:
Demand deposits	700,438			539,329
Other liabilities	27,928			22,873
Total noninterest-bearing liabilities (“Non-IBL”)	728,366			562,202
Shareholders’ equity	383,377			347,074
Total Non-IBL and shareholders’ equity	1,111,743			909,276
Total liabilities and shareholders’ equity	$3,957,918			$3,795,668

Net interest income and margin (NON-TAX EQUIV.)		$39,038	4.66%		$32,846	4.12%
Net interest margin (TAX EQUIVALENT)			4.70%			4.18%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2012 - 2011
	2012	2011	2011	2011	2011	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Gain on acquisition	$—	$—	$11,001	$—	$5,528
Service charges on deposit accounts	5,447	5,959	6,050	5,615	5,030	8.3%
Mortgage banking income	1,830	1,942	2,341	1,125	863	112.1%
Bankcard services income	3,320	3,037	2,980	3,045	2,659	24.9%
Trust and investment services income	1,397	1,237	1,453	1,525	1,249	11.8%
Securities gains (losses), net (8)	—	(25)	(100)	10	323	100.0%
Accretion (amortization) on FDIC indemnification asset	(3,233)	(3,086)	(3,515)	(3,133)	(401)	-706.2%
Other	712	599	581	605	622	14.5%
Total noninterest income	$9,473	$9,663	$20,791	$8,792	$15,873	-40.3%

Noninterest expense:
Salaries and employee benefits	$18,048	$16,930	$17,345	$18,016	$16,646	8.4%
Federal Home Loan Bank advances prepayment fee	—	—	—	—	—
Net occupancy expense	2,248	2,309	2,443	2,346	2,525	-11.0%
Furniture and equipment expense	2,239	2,211	2,127	2,181	1,986	12.7%
Information services expense	2,468	2,817	2,851	2,503	2,322	6.3%
FDIC assessment and other regulatory charges	1,037	980	859	1,255	1,479	-29.9%
OREO expense and loan related	2,716	4,835	4,037	2,662	2,517	7.9%
Advertising and marketing	757	707	824	289	909	-16.7%
Business development and staff related	752	944	771	873	805	-6.6%
Professional fees	633	253	458	616	449	41.0%
Amortization of intangibles	500	523	517	505	446	12.1%
Merger-related expense	96	404	1,587	598	609	-84.2%
Other	3,725	3,635	3,339	3,204	3,531	5.5%
Total noninterest expense	$35,219	$36,548	$37,158	$35,048	$34,224	2.9%

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (non-GAAP) (12)
Net income (GAAP)	$7,028	$4,829	$10,332	$4,918	$2,516	179.3%
Provision for loan losses (1)	2,723	7,057	8,323	4,215	10,641	-74.4%
Provision for income taxes	3,541	1,154	5,658	2,612	1,338	164.6%
Pre-tax, pre-provision income	13,292	13,040	24,313	11,745	14,495	-8.3%
Gains on acquisitions	—	—	(11,001)	—	(5,528)
Other-than-temporary impairment (OTTI)	—	—	—	—	—
Merger-related expense	96	404	1,587	598	609	-84.2%
Termination of group insurance	—	—	—	—	—
FHLB advances prepayment penalty	—	—	—	—	—
Pre-tax, pre-provision operating earnings (non-GAAP)	$13,388	$13,444	$14,899	$12,343	$9,576	39.8%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	9.57%	6.76%	13.83%	7.16%	4.15%
Effect to adjust for tangible assets	-2.20%	-1.76%	-3.07%	-1.81%	-1.21%
Return on average equity (GAAP)	7.37%	5.00%	10.76%	5.35%	2.94%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$22.24	$21.89	$21.91	$21.18	$20.82
Effect to adjust for tangible assets	5.26	5.30	5.35	5.35	5.40
Book value per common share (GAAP)	$27.51	$27.19	$27.26	$26.53	$26.22

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.87%	8.04%	7.95%	7.87%	7.48%
Effect to adjust for tangible assets	1.68%	1.76%	1.75%	1.79%	1.76%
Equity-to-assets (GAAP)	9.55%	9.80%	9.70%	9.66%	9.24%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The Company pays cash dividends on common shares out of earnings generated in the preceding quarter; therefore, the dividend payout ratio is calculated by dividing total dividends paid during the first quarter of 2012 by the total net income reported in the fourth quarter of 2011.

(3) Operating earnings is a non-GAAP measure and excludes the after-tax effect of gains on acquisitions, OTTI, and merger-related expense.  Management believes that non-GAAP operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings (non-GAAP) excludes the following from net income (GAAP) on an after-tax basis:  (a) pre-tax gains on acquisitions of $11.0 and $5.5 million for the quarters ended September 30, 2011 and March 31, 2011, respectively; and (b) pre-tax merger-related expense of $96,000, $404,000, $1.6 million, $598,000, and $609,000, for the quarters ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011, and March 31, 2011, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) The efficiency ratio (tax equivalent) would be 71.83% for March 31, 2012 if adjusted by subtracting $96,000 of merger-related expenses from non-interest expense. The efficiency ratio (tax equivalent) would be 72.17% for December 31, 2011 if adjusted by subtracting $404,000 of merger-related expenses from non-interest expense.The efficiency ratio (tax equivalent) would be 69.81% for September 30, 2011 if adjusted by subtracting the $11.0 million gain on acquisition from noninterest income and subtracting merger-related expense of $1.6 million from noninterest expense. The efficiency ratio (tax equivalent) would be 73.06% for June 30, 2011 if adjusted by subtracting merger-related expense of $598,000 from non-interest expense.  The efficiency ratio (tax equivalent) would be 77.73% for March 31, 2011 if adjusted by subtracting the $5.5 million gain on acquisition from noninterest income and subtracting merger-related expense of $609,000 from noninterest expense.

(7) Acquired loans are not included in non-performing loans because they are part of performing pools of acquired loans.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) March 31, 2012 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, OTTI, merger-related expense, and the termination fee for the former group insurance plan.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.